UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 2, 2005


                           EASTGROUP PROPERTIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Maryland                    1-07094                    13-2711135
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)         (IRS Employer
of Incorporation)                                            Identification No.)

        300 One Jackson Place, 188 East Capitol Street, Jackson, MS 39201
        -----------------------------------------------------------------
          (Address of Principal Executive Offices, including zip code)

                                 (601) 354-3555
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                               Page 1 of 4 Pages

ITEM 1.01.  Entry into a Material Definitive Agreement.

Compensation Program for Non-Employee Directors

On June 2, 2005, the Compensation Committee of the Company's Board of Directors approved a compensation program for the non-employee directors for 2005. Under the director compensation program, each non-employee director will be paid an annual cash retainer of $25,000 payable on a monthly basis. The chairperson of the Audit Committee and Compensation Committee will receive an additional cash retainer in the amount of $7,500 and $5,000, respectively. All other committee chairpersons and the Lead Director will receive an additional $3,500 cash retainer.

Non-employee directors will also receive an annual award in connection with their election to the Board consisting of $2,500 payable in cash plus shares of the Company's common stock with a value of $10,000. These shares will be awarded out of and in accordance with the Company's 2005 Directors Equity Incentive Plan, which was approved by the Company's stockholders at the 2005 Annual Meeting held on June 2, 2005. Directors who are appointed to the Board outside of the annual meeting of stockholders will receive a pro rated amount of the $12,500 annual award payable in cash.

The director compensation program provides that each non-employee director will be paid $1,500 for each Board meeting attended. Non-employee directors serving as members of Board committees will be paid $1,000 for each meeting attended. In each case, the non-employee director will be reimbursed for his or her expenses in connection with attendance at each meeting.

Each new non-employee director appointed or elected will receive an automatic award of restricted shares of Common Stock on the effective date of election or appointment equal to $20,000 divided by the fair market value of the Company's Common Stock on such date. These restricted shares vest over a four-year period upon the performance of future service as a director, subject to certain exceptions. These restricted shares will be awarded out of and in accordance with the Company's 2005 Directors Equity Incentive Plan.

Adoption of Annual Cash Bonus and Annual Long-Term Incentive Performance Goals

On June 2, 2005, the Compensation Committee of the Company's Board of Directors established the performance measures for the Company's annual cash bonus and annual long-term incentive awards for the executive officers of the Company. The annual cash bonus and annual long-term incentive performance goals, which apply the Company's executive officers, are not set forth in a written agreement.

The performance goals were developed by the Compensation Committee with the assistance of a nationally recognized consulting firm who, among other things, benchmarked compensation practices of companies in the Company's peer group and advised the Compensation Committee on appropriate compensation guidelines.

                               Page 2 of 4 Pages

The amount of the annual cash bonus that an executive officer may receive is based on the achievement of goals related to corporate performance (as measured by the Company's funds from operations (FFO) per share) in 2005. The cash bonuses that executive officers are eligible to receive are as follows:

       Title                     Range of Possible Bonus Payment
       -----                     -------------------------------
Chief Executive Officer                $136,194 - $410,761
Chief Financial Officer                 $75,581 - $225,581
Senior Vice Presidents                  $20,670 - $96,750

The actual amount of the annual cash bonuses is subject to change, or elimination entirely, in the Compensation Committee's discretion.

The annual long-term inventive awards are contingent on the Company meeting annual performance goals set by the Compensation Committee. The performance goals are based upon the Company's (i) FFO growth as compared to the FFO growth of peer companies (75% of the award) and (ii) its absolute FFO growth (25% of the award). Annual long-term incentive awards will be paid in restricted stock that will vest over a three-year period. All awards of restricted stock will be awarded out of and in accordance with the Company's 2004 Equity Incentive Plan. The restricted stock awards will be based on a specified dollar amount divided by the fair market value of the Company's Common Stock on January 1, 2005. The dollar value of the annual long-term incentive awards for each executive officer ranges are as follows:

       Title                     Range of Possible Incentive Awards
       -----                     ----------------------------------
Chief Executive Officer                $125,000 - $375,000
Chief Financial Officer                 $88,000 - $263,000
Senior Vice Presidents                  $35,000 - $173,000

The actual amount of the annual long-term incentive awards is subject to change, or elimination entirely, in the Compensation Committee's discretion.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At a meeting of the Company's Board of Directors held on June 2, 2005, the directors elected Mary E. Shanahan as a new board member for a term ending at the 2006 annual meeting of shareholders. Ms. Shanahan is an independent director (as defined under the listing standards of the New York Stock Exchange) and will serve on the Company's Audit Committee. There are no arrangements or understandings between Ms. Shanahan and any other persons pursuant to which Ms. Shanahan was selected as a director. Since the beginning of the Company's last fiscal year, Ms. Shanahan has had no direct or indirect interest in any transaction to which the Company was a party.

On June 2, 2005, the Company issued a press release announcing Ms. Shanahan's addition to the Board of Directors. A copy of the press release is filed herewith as Exhibit 99.1.

                               Page 3 of 4 Pages

ITEM 9.01.  Financial Statements and Exhibits

(c) Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

     99.1 Press release dated June 2, 2005.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 6, 2005



                                        EASTGROUP PROPERTIES, INC.

                                        By:  /s/ N. KEITH MCKEY
                                             ---------------------
                                             N. Keith McKey
                                             Chief Financial Officer, Executive
                                             Vice President and Secretary



                               Page 4 of 4 Pages